Exhibit 1.1

13,333,334 Shares of Common Stock

NKARTA, INC.

Common Stock

UNDERWRITING AGREEMENT

April 25, 2022

Cowen and Company, LLC

SVB Securities LLC

Evercore Group L.L.C.

As Representatives of the several Underwriters

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

c/o SVB Securities LLC

53 State Street, 40th Floor

Boston, Massachusetts 02109

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

Dear Sirs:

1.
Introductory. Nkarta, Inc., a Delaware corporation (the “Company”), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of 13,333,334 shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company. The aggregate of 13,333,334 shares so proposed to be sold is hereinafter referred to as the “Firm Stock”. The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 2,000,000 shares of Common Stock (the “Optional Stock”). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the “Stock”. Cowen and Company, LLC (“Cowen”), SVB Securities LLC (“SVB Securities”) and Evercore Group L.L.C. are acting as representatives of the several Underwriters and in such capacity are hereinafter collectively referred to as the “Representatives.”
2.
Representations and Warranties of the Company

The Company represents and warrants to the several Underwriters, as of the date hereof and as of each Closing Date (as defined below), and agrees with the several Underwriters, that:

(a)
Registration Statement. A registration statement of the Company on Form S‑3 (File No. 333‑258766) (including all amendments thereto, the “Initial Registration Statement”) in respect of the Stock has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Company meets the requirements for use of Form S-3 under the Securities Act, and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form and meet the requirements of the Securities Act and the Rules and Regulations. The proposed offering of the Stock may be made pursuant to General Instruction I.B.1 of Form S-3. Other than (i) the Initial Registration Statement, (ii) a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations (a “Rule 462(b) Registration Statement”), (iii) any Preliminary Prospectus (as defined below), (iv) the Prospectus (as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(a) hereof and (v) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer or sale of the Stock has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereinafter called a “Preliminary Prospectus”). The Initial Registration Statement including all exhibits thereto and including the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it became effective is hereinafter collectively called the “Registration Statement.” If the Company has filed a Rule 462(b) Registration Statement, then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The base prospectus included in the Initial Registration Statement at the time of effectiveness thereof, as supplemented by the final prospectus supplement relating to the offer and sale of the Stock, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, is hereinafter called the “Prospectus.”

Any reference herein to the Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or the Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be. Any reference to (i) the Registration Statement shall be deemed to refer to and include the annual report of the last completed fiscal year of the Company on Form 10-K filed under Section 13(a) or 15(d) of the Exchange Act prior to the date hereof and (ii) the effective date of such Registration Statement shall be deemed to refer to and include (a) the date such Registration Statement became effective and, if later, the date such Form 10-K was so filed and (b) the Applicable Time.

(b)
General Disclosure Package. As of the Applicable Time (as defined below) and as of the Closing Date (as defined below) or the Option Closing Date (as defined below), as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below), (iii) the bona fide electronic roadshow (as defined in Rule 433(h)(5) of the Rules and Regulations); nor (iv) any individual Written Testing-the-Waters Communication (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus, any individual Written Testing-the-Waters Communication, or any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 19 hereof). As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 9:00 P.M., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“Pricing Prospectus” means the Preliminary Prospectus relating to the Stock that is included in the Registration Statement immediately prior to the Applicable Time, including any document incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Stock in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication (as defined below) that is a written communication within the meaning of Rule 405 of the Rules and Regulations.

(c)
No Stop Orders; No Material Misstatements. No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Stock has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s knowledge, threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.
(d)
Registration Statement and Prospectus Contents. At the respective times, the Registration Statement and any amendments thereto became or become effective and at each Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.
(e)
Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Stock or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (e) shall not apply to information contained in or omitted from each such Issuer Free Writing Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.
(f)
Documents Incorporated by Reference. The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(g)
Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show” as described in Rule 433(d)(8) of the Rules and Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.
(h)
Emerging Growth Company. From the first date on which the Company engaged directly or through any person authorized to act on its behalf in any communication in reliance on Section 5(d) of the Securities Act through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.
(i)
Not an Ineligible Issuer. At the time of filing the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.
(j)
Testing the Waters Communications. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the

Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule B hereto.
(k)
Organization and Good Standing. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority (other than in the State of California, in which the Company is in good standing) would not (i) reasonably be likely to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company has no subsidiaries.
(l)
Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(m)
The Stock. The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus; and the issuance of the Stock is not subject to any preemptive or similar rights.
(n)
Capitalization. The Company has an authorized capitalization as set forth under the heading “Capitalization” in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the General Disclosure Package and the Prospectus. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. As of the date set forth in the General Disclosure Package, there were no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described above or accurately described in the General Disclosure Package. Since such date, the Company has not issued any securities other than Common Stock issued pursuant to the exercise of warrants or upon the exercise of stock options or other awards outstanding under the Company’s stock option plans, options or other securities granted or issued pursuant to the Company’s existing equity compensation plans or other plans, and the issuance of Common Stock pursuant to employee stock purchase plans. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(o)
No Conflicts. The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Stock by the Company and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or (iii) result in the violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of their properties or assets except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.
(p)
No Consents Required. Except for the registration of the Stock under the Securities Act , the Exchange Act, and applicable state securities laws, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Nasdaq Global Select Market (the “Exchange”) in connection with the purchase and distribution of the Stock by the Underwriters and the listing of the Stock on the Exchange, no consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or regulatory agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Stock or the consummation of the transactions contemplated hereby; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization.
(q)
Independent Auditors. Ernst & Young LLP, who has opined on certain financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm with respect to the Company within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
(r)
Financial Statements. The financial statements, together with the related notes included or incorporated by reference in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package and provided, that unaudited interim financial statements, which are subject to normal year-end adjustments, may not contain certain footnotes, as permitted by the rules of the Commission. The financial statements, together with the related notes included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described or included in the Registration Statement, the General Disclosure Package or the Prospectus. The summary and selected financial data included or incorporated by reference in the General Disclosure Package, the Prospectus and the Registration Statement fairly present the information shown therein in all material respects as at the respective dates and for the respective periods specified and are derived from the financial statements set forth or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information. Any information contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G) complies with Regulation G and Item 10 of Regulations S-K, to the extent applicable.
(s)
eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(t)
No Material Adverse Change. The Company has not sustained since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, otherwise than as set forth or contemplated in the General Disclosure Package; (ii) any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration statement, the General Disclosure Package and the Prospectus) or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; or (iii) any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, properties, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company, otherwise than as set forth or contemplated in the General Disclosure Package.
(u)
Legal Proceedings. Except as set forth in the General Disclosure Package, there is no legal or governmental proceeding to which the Company is a party or of which any property or assets of the Company is the subject, including any proceeding before the United States Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”) or comparable federal, state, local or foreign governmental bodies (it being understood that the interaction between the Company and the FDA and such comparable governmental bodies relating to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), provided that, for the avoidance of doubt, legal or government proceedings with respect to Intellectual Property are addressed exclusively in Section 2(bb) below, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect; and no such proceedings are threatened or, to the Company’s knowledge after reasonable investigation and due diligence inquiry (“Knowledge”), contemplated by governmental or regulatory authorities or threatened by others. The Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as prescribed by the FDA, or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not, singly or in the aggregate, have a Material Adverse Effect. All preclinical and clinical studies conducted by or on behalf of the Company to support approval for commercialization of the Company’s products have been conducted by the Company, or to the Company’s Knowledge by third parties, in compliance with all applicable federal, state or foreign laws, rules, orders and regulations, except for such failure or failures to be in compliance as could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(v)
No Violation or Default. The Company is not (i) in violation of its charter or by-laws, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(w)
Licenses or Permits. The Company possesses all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign governmental or regulatory agencies or bodies (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, but excluding Regulatory Authorizations (as defined below)) that are necessary for the ownership or lease of its properties or the conduct of its business as described in the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is in compliance with all such Governmental Permits, except where noncompliance would not have a Material Adverse Effect; all such Governmental Permits are valid and in full force and effect, except where the invalidity or failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect. The Company has not received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed, except where any such non-renewal would not, singularly or in the aggregate, have a Material Adverse Effect.
(x)
Preclinical Studies and Clinical Trials. The studies, tests and preclinical or clinical trials conducted by or on behalf of the Company that are described in the General Disclosure Package and the Prospectus (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the FDA and any comparable foreign regulatory authority; the descriptions of the results of the Company Studies and Trials contained in the General Disclosure Package and Prospectus are accurate in all material respects; the Company has no Knowledge of any other studies or trials that were conducted by or on behalf of the Company and that were not described in the General Disclosure Package and the Prospectus, the results of which are inconsistent with or call in question the results described or referred to in the General Disclosure Package and the Prospectus; and the Company has not received any written notices or correspondence with the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any Company Studies or Trials that termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect and, to the Company’s knowledge, there are no reasonable grounds for the same. The Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in the Company Studies and Trials. To the Company’s Knowledge, none of the Company Studies and Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, and regulations of the FDA and comparable regulatory agencies outside of the United States to which the Company is subject.

(y)
Regulatory Matters. The Company, its directors, officers and employees, and, to the Company’s knowledge, its agents, affiliates and representatives, are, and at all times: (i) have operated and currently operate its business in compliance in all material respects with applicable provisions of the Health Care Laws (as defined below) of the FDA and any comparable foreign or other regulatory authority to which they are subject (collectively, the “Applicable Regulatory Authorities”) applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s product candidates; (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting material non-compliance with (A) any Health Care Laws or (B) or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all Regulatory Authorizations required to conduct its business as currently conducted as described in the General Disclosure Package and the Prospectus and such Regulatory Authorizations are valid and in full force and effect and the Company is not in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the Applicable Regulatory Authorities alleging that any product operation or activity is in material violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that the Applicable Regulatory Authorities is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that any of the Applicable Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Regulatory Authorizations and has no knowledge that any of the Applicable Regulatory Authorities is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations and that, to the knowledge of the Company, all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); (vii) is not a party to or have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (viii) has not been excluded, suspended or debarred from participation in any government health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion. The term “Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287 and the health care fraud criminal provisions under HIPAA, 42 U.S.C. §§ 1320d et seq.; the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the exclusion law, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; the regulations promulgated pursuant to such laws; and any similar federal, state and local laws and regulations.
(z)
Investment Company Act. The Company is not, nor after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will be required to register as an “investment company” or an entity

“controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
(aa)
No Stabilization. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.
(bb)
Intellectual Property. Except as disclosed in the General Disclosure Package, the Company owns or possesses (by license or other right) or can acquire on reasonable terms the valid right to use all valid and enforceable patents, patent applications, inventions, trademarks, trademark registrations, service marks, service mark registrations, trade names, Internet domain names, Internet domain name registrations, copyrights, copyright registrations, trade secret rights, software, works of authorships, databases, formulae, know how, and other intellectual property (including other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property”) necessary to conduct its business as currently conducted, and as proposed to be conducted, and described in the General Disclosure Package. The Company has not received any opinion from its legal counsel concluding that any activities of its business infringes, misappropriates, or otherwise violates, valid and enforceable rights in Intellectual Property of any other person, and, except as disclosed in the Registration Statement or Prospectus, has not received written notice of any challenge, which is to its Knowledge still pending, by any other person, including, without limitation, any government agency or authority, to the rights of the Company with respect to, or the validity, enforceability, scope, or ownership of, any Intellectual Property owned or used by the Company and that is material to the Company’s ability to conduct its business as currently conducted and proposed to be conducted and described in the General Disclosure Package (excluding prosecution of the Company’s Intellectual Property in the normal course). To the Company’s Knowledge, the Company’s business as now conducted and described in the General Disclosure Package does not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable rights in Intellectual Property of any other person. To the Company’s Knowledge, all licenses for the use of the Intellectual Property described in the General Disclosure Package are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Company has not received any asserted or threatened claim of breach of any Intellectual Property license. To the Company’s knowledge, the Company has complied in all material respects with, and is not in breach of any Intellectual Property license. The Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license granted by the Company. Except as described in the Prospectus, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other Intellectual Property right or franchise right of any person. The Company has taken all reasonable steps to protect, maintain and safeguard its Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. All Intellectual Property owned by the Company and registered with any governmental agency, authority or body has been duly maintained and is in full force and effect (excluding any changes to, or abandonment of, patent applications and trademark applications in the prosecution of the Company’s Intellectual Property in the normal course), and, to the knowledge of the Company, there are no material defects in any such Intellectual Property. There are no third parties who have any ownership, security interests, liens or exclusive license rights in, to or against any Intellectual Property owned by the Company, except as disclosed in the General Disclosure Package. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company's right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted. With respect to the use of any customizable software in the Company’s business as it is currently conducted and described in the General Disclosure Package, the Company has not experienced any material defects in such software including any material error or omission in the processing of any transactions other than defects which have been corrected, and to the Company’s Knowledge, no such software contains any device or feature designed to disrupt, disable, or otherwise impair the functioning of any software or is subject to the terms of any “open source” or other similar license that provides for the source code of the software to be publicly distributed or dedicated to the public.
(cc)
Privacy Laws. Except as would not be expected to have a Material Adverse Effect, the Company is, and at all prior times was, in compliance with all applicable data privacy and security laws and regulations (“Privacy Laws”), including, without limitation, the Health Insurance Portability and Accountability Act (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”) (42 U.S.C. Section 17921 et seq.) and all regulations codifying the Federal Policy for the Protection of Human Subjects (including, without limitation, 45 C.F.R. part 46); and the Company has taken all necessary actions to comply with the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) and the California Consumer Privacy Act of 2018 (“CCPA”) (Cal. Civil Code § 1798.100 et seq.), as currently applicable to the Company. Except as would not be expected to have a Material Adverse Effect, the Company has in place, complies with, and takes appropriate steps reasonably designed to ensure compliance in all respects with its policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”), including, without limitation, all such Policies required under applicable Privacy Laws. The Company provides accurate notice of its Policies to customers, employees, third party vendors and representatives. The Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter and such Policies do not contain any material omissions of the Company’s then-current privacy practices. “Personal Data” means (i) a natural persons’ name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) Protected Health Information as defined by HIPAA; (iii) “personal data” as defined by GDPR; (iv) “personal information” as defined by the CCPA; and (v) any other piece of information that allows the identification of a natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. Except as would not be expected to have a Material Adverse Effect, the Company has obtained all permissions from natural persons that are required under applicable Privacy Laws for the Company’s use or processing of any Personal Data. Except as would not be expected to have a Material Adverse Effect, the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of any Privacy Laws or Policies. The Company, (i) has not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is not currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Privacy Law; or (iii) is not a party to any order, decree, or agreement not entered into in the ordinary course of business that imposed any obligation or liability under any Privacy Law.
(dd)
IT Systems. (i)(x) To the Knowledge of the Company, there has been no security breach or attack or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in any security breach, attack or compromise to their IT Systems and Data and (z) to the knowledge of the Company, there have been no material events relating to any of the Company’s IT Systems and Data that requires any notice to affected natural persons or to governmental or regulatory authorities, (ii) the Company has complied, and is presently in compliance with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and (iii) the Company has implemented commercially reasonable backup and disaster recovery technology.
(ee)
Title to Property. The Company has good and marketable title to, or has valid rights to lease or otherwise use, all items of property (provided that, for the avoidance of doubt, rights to Intellectual Property are addressed exclusively in Section 2(bb) above) which are material to the business of the Company, in each case free and clear of all liens, encumbrances, security interests, claims and defects that (i) do not, singularly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) could not reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.
(ff)
No Labor Dispute. There is (A) no significant unfair labor practice complaint pending against the Company, nor to the Company’s knowledge, threatened against it, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, or, to the Company’s knowledge, threatened against it and (B) no labor disturbance by or dispute with, employees of the Company exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.
(gg)
Compliance with ERISA. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company which could, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each employee benefit plan of the Company is in compliance in all material respects with applicable law, including ERISA and the Code. The Company has not incurred and could not reasonably be expected to incur material liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and to the Company’s Knowledge, nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, reasonably be expected to cause the loss of such qualification.
(hh)
Environmental Laws and Hazardous Materials. The Company is in compliance in all material respects with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment that are applicable to its business. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the

Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability that could reasonably be expected to have a Material Adverse Effect; and to the Knowledge of the Company, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances.
(ii)
Taxes. The Company (i) has timely filed all necessary federal, state, local and foreign tax returns (or filed timely extensions with respect to such returns), and all such returns were true, complete and correct in all material respects, (ii) has paid all federal, state, local and foreign taxes, for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties, other than such amounts being disputed in good faith and for which appropriate reserves, if required, have been established, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) above, that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(jj)
Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of its business and the value of its properties. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. The Company has not received written notice from any insurer, agent of such insurer or the broker of the Company that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.
(kk)
Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the General Rules and Regulations under the Exchange Act (the “Exchange Act Rules”)) that complies with the requirements of the Exchange Act and has been designed by its principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive date in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective. Except as described in the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(ll)
Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Rules) reasonably designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures have been reasonably designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures. The Company has conducted evaluations of the effectiveness of their disclosure controls as required by Rule 13a-15 of the Exchange Act.
(mm)
Minute Books. The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company, since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.
(nn)
No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.
(oo)
No Registration Rights. No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the General Disclosure Package, there are no persons with registration rights or similar rights to have any securities registered by the Company under the Securities Act.
(pp)
Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Stock as described in the General Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.
(qq)
No Broker’s Fees. Except for this Agreement, the Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.
(a)
Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(b)
Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Exchange, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing.
(c)
Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s Knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are in effect as applicable to the Company, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(d)
No Unlawful Payments. Neither the Company nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees, political parties or campaigns, political party officials, or candidates for political office from corporate funds, (iii) violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable anti-corruption laws, rules, or regulation of any other jurisdiction in which the Company conducts business, or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any person.
(e)
Statistical and Market Data. The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.
(f)
Compliance with Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(g)
Compliance with OFAC.

(A) Neither the Company nor any of its directors, officers or employees, nor, to the Company’s knowledge, any agent, affiliate, representative or other person acting on behalf of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of a U.S. government embargo (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea, and Syria).

(B) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the subject of a U.S. government embargo; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C) For the past five (5) years, the Company has not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any direct or indirect dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions or any country or territory that, at the time of the dealing or transaction is or was the subject of a U.S. government embargo.

(h)
No Associated Persons; FINRA Matters. Neither the Company nor to the Company’s Knowledge, any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.
(i)
Compliance with Occupational Laws. The Company (A) is in compliance, in all material respects, with applicable federal and state laws, rules, regulations, treaties, statutes and codes promulgated by governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company relating to Occupational Laws.
(j)
No Shutdowns or Prohibitions. The Company has not had any product, clinical laboratory or manufacturing site (whether Company-owned or that of a third party manufacturer for the Company’s products) subject to a governmental authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company’s products, processes or operations, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance with any applicable Health Care Laws. To the Company’s knowledge, neither the FDA nor any other governmental authority is considering such action.

Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.
Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective numbers of shares of Firm Stock set forth opposite the names of the Underwriters in Schedule A hereto.

The purchase price per share to be paid by the Underwriters to the Company for the Stock will be $14.10 per share (the “Purchase Price”).

The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company, in each such case, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank specified by the Company payable to the order of the Company for the Firm Stock sold by them all at the offices of Shearman & Sterling LLP, 1460 El Camino Real, 2nd Floor, Menlo Park, California 94025. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on April 28, 2022, in accordance with Rule 15c6‑1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “Closing Date”. The Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and the Representatives.

For the purpose of covering any over‑allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in the written notice delivered by the Representatives to the Company described below and the Underwriters agree, severally and not jointly, to purchase such shares of Optional Stock. Such shares of Optional Stock shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter’s name on Schedule A bears to the total number of shares of Firm Stock (subject to adjustment by the Representatives to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, provided however, that notice of such exercise must be delivered not more than thirty (30) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by Representatives to the Company.

The option granted hereby shall be exercised by written notice being given to the Company by Representatives setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. The Option Closing Date and the Closing Date are herein called the “Closing Dates.”

The Company will deliver the Optional Stock to the Representatives for the respective accounts of the several Underwriters through the facilities of The Depository Trust Company, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Option Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to the Representatives payable to the order of the Company all at the offices of Shearman & Sterling LLP, 1460 El Camino Real, 2nd Floor, Menlo Park, California 94025. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Company, in the event the Representatives elect to have the Underwriters take delivery of definitive certificates instead of delivery from the Company of the certificates through the facilities of The Depository Trust Company, shall make the certificates for the Optional Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York not later than 10:00 A.M., New York Time, at least one (1) full business day prior to the Option Closing Date. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement between the Company and the Representatives.

The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

4.
Further Agreements Of The Company. The Company agrees with the several Underwriters:
(a)
Required Filings; Amendments or Supplements; Notice to the Representative. To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and

Regulations not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Securities Act; to notify the Representatives immediately of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representatives shall reasonably object in a timely manner by notice to the Company after a reasonable period to review; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Stock; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any Written Testing-the-Waters Communication, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.
(b)
Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the completion of the distribution of the Firm Stock within the meaning of the Securities Act and (b) completion of the Lock-Up Period (as defined below).

If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(c)
Permitted Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not, make any offer relating to the Stock that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representatives has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule B hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing

Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.
(d)
Ongoing Compliance. If at any time prior to the date when a prospectus relating to the Stock is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, that the Company will promptly notify the Representatives thereof and upon their request will prepare an appropriate amendment or supplement or upon their request make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act in form and substance reasonably satisfactory to the Representatives which will correct such statement or omission or effect such compliance and will use its reasonable efforts to have any amendment to the Registration Statement declared effective as soon as possible. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amendment or supplement. In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Stock, the Company upon the request of the Representatives will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may reasonably request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.
(e)
Amendment to General Disclosure Package. If the General Disclosure Package is being used to solicit offers to buy the Stock at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.
(f)
Amendment to Issuer Free Writing Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.
(g)
Delivery of Registration Statement. To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), upon the request of the Representatives, to furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.
(h)
Delivery of Copies. Upon request of the Representatives, to the extent not available on EDGAR, to deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (h) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (h) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement), and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vii) of this paragraph (h) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).
(i)
Earnings Statement. To make generally available to its stockholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company to the extent applicable (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158).
(j)
Blue Sky Compliance. To take promptly from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Stock in such jurisdictions; provided that the Company shall not be obligated to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction in which it is not so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(k)
Reports. Upon request, during the period of three (3) years from the date hereof, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the

Commission or any national securities exchange on which the Stock is listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR system, it is not required to furnish such reports or statements or other communications to the Underwriters.
(l)
Lock-Up. During the period commencing on and including the date hereof and ending on and including the 90th day following the date of this Agreement, (the “Lock-Up Period”) the Company will not, without the prior written consents of Cowen and SVB Securities (which consents may be withheld at the sole discretion of Cowen and SVB Securities, respectively), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Common Stock, options, rights or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (other than is contemplated by this Agreement with respect to the Stock) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (i) issue and sell Common Stock and options to purchase Common Stock, shares of Common Stock underlying granted options and other securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, each pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the General Disclosure Package; (ii) issue Common Stock pursuant to the conversion or exchange of securities or the exercise of options or warrants (including net exercise), which securities, options, or warrants are outstanding on the date hereof and described in the General Disclosure Package; (iii) adopt a new equity incentive plan, and file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of shares of Common Stock upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that (1) such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (2) this clause (iii) shall not be available unless each recipient of shares of Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock, pursuant to such new equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Lock-Up Period; and (iv) enter into an agreement providing for the issuance of Common Stock or securities convertible into or exercisable for shares of Common Stock in connection with any acquisition, joint venture, collaboration, licensing, commercial relationship or other strategic transaction or any debt financing transaction, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, that the Company may issue or agree to issue pursuant to this clause (iv) shall not exceed 5% of the total outstanding shares of Common Stock immediately following the issuance of the Stock pursuant hereto; provided, that the recipient of any such shares of Common Stock or securities issued pursuant to clause (iv) during the 90-day restricted period described above shall enter into an agreement substantially in the form of Exhibit A hereto. The Company will cause each person listed in Schedule D to furnish to the Representatives, prior to the Closing Date, a “lock-up” agreement, substantially in the form of Exhibit I hereto. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements.
(a)
Delivery of SEC Correspondence. To supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act or any of the Registration Statement, any Preliminary

Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.
(b)
Press Releases. Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives is notified), without the prior consent of the Representatives (which consent shall not be unreasonably withheld or delayed), unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.
(m)
Compliance with Regulation M. Until the Representatives shall have notified the Company of the completion of the resale of the Stock, that the Company will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.
(n)
Registrar and Transfer Agent. To maintain, at its expense, a registrar and transfer agent for the Stock.
(o)
Use of Proceeds. To apply the net proceeds from the sale of the Stock as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Stock hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
(p)
Exchange Listing. To use its reasonable best efforts to list for quotation the Stock on the Exchange.
(q)
Performance of Covenants and Satisfaction of Conditions. To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Firm Stock and the Optional Stock.
5.
Payment of Expenses. The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing this Agreement and any closing documents by mail, telex or other means of communications; (d) the fees and expenses (including up to an aggregate of $30,000 in related reasonable fees and expenses of counsel for the Underwriters) incurred in connection with securing any required review by FINRA of the terms of the sale of the Stock and any filings made with FINRA; (e) any applicable listing or other fees; (f) the reasonable fees and expenses (including related fees and expenses of counsel to the Underwriters) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(j) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys; (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar and transfer agent of the Stock; (i) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, and (j) all other costs and expenses of the Company incident to the offering of the Stock or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that, except to the extent otherwise provided in this Section 5 and in Sections 9 and 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel not contemplated herein, any transfer taxes on the resale of any Stock by them and the expenses of advertising any offering of the Stock made by the Underwriters and travel and lodging expenses of the Underwriters and other transportation.
6.
Conditions of Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on each Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
(a)
Registration Compliance; No Stop Orders. The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.
(b)
No Material Misstatements. None of the Underwriters shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Underwriters, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the reasonable opinion of such counsel, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.
(c)
Corporate Proceedings. All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Stock, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
(a)
Opinion and 10b-5 Statement of Counsel for the Company. O’Melveny & Myers LLP shall have furnished to the Representatives such counsel’s written opinion and 10b-5 Statement, as counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit II hereto.
(b)
Opinion and 10b-5 Statement of Intellectual Property Counsel for the Company. Knobbe, Martens, Olson & Bear, LLP shall have furnished to the Representatives such counsel’s written opinion, as intellectual property counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit III hereto.
(c)
Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions and 10b-5 Statement, dated such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.
(d)
Comfort Letter. At the time of the execution of this Agreement, the Representatives shall receive from Ernst & Young LLP a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(e)
Bring Down Comfort. On the effective date of any post-effective amendment to the Registration Statement and on such Closing Date, the Representatives shall have received a letter (the “bring-down letter”) from Ernst & Young LLP addressed to the Underwriters and dated such Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to paragraph (h) of this Section 6.
(f)
Officer’s Certificate. The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its chairman of the board of directors, chief executive officer or president and its chief financial officer stating in their respective capacities as officers of the Company on behalf of the Company that (i) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Effect, (iii) to their knowledge, after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any Material Adverse Effect in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would reasonably be expected to involve a Material Adverse Effect, except as set forth in the General Disclosure Package and the Prospectus.

(g)
No Material Adverse Effect. Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) the Company shall have not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (k), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package.
(h)
No Legal Impediment to Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory agency or body which would prevent the issuance or sale of the Stock; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.
(i)
Market Conditions. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission or the Exchange, or trading in securities generally on the New York Stock Exchange, Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market or the NYSE MKT LLC or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.
(j)
Exchange Listing. Prior to the Closing Date, the Company shall have filed a Notification: Listing of Additional shares with the Exchange and shall have received no objection thereto from the Exchange. On or prior to the Closing Date, the Exchange shall have approved the Stock for listing therein, subject only to official notice of issuance.
(k)
Good Standing. The Representatives shall have received on and as of such Closing Date satisfactory evidence of the good standing of the Company in the State of Delaware and its good standing as a foreign corporation in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)
Lock Up Agreements. The Representatives shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers and directors of the Company listed in Schedule D to this Agreement.
(m)
Secretary’s Certificate. The Company shall have furnished to the Representatives a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.
(d)
Chief Financial Officer Certificate. The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its Chief Financial Officer, substantially in the form of Exhibit IV hereto.
(n)
Additional Document. On or prior to such Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.
Indemnification and Contribution.
(a)
Indemnification of Underwriters by the Company. The Company shall indemnify and hold harmless:

each Underwriter, its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Written Testing-the-Waters Communication, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”) or (B) the omission or alleged omission to state in any Company Written Testing-the-Waters Communication, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any "issuer information" filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any documented legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information.

The indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other indemnity agreement in this Section 7(a) and each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b)
Indemnification of Company by the Underwriters. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any "issuer information" filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any "issuer information" filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement in this Section 7(b) is not exclusive and will be in addition to each other indemnity agreement in this Section 7(b) and each other liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.
(c)
Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Representatives in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to one local counsel), which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Sections 7(a)

and 7(b) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and the indemnifying party has not objected to the terms of the settlement, and (iii) such indemnifying party shall not have reimbursed such indemnified party for any amounts determined to be actually owed in accordance with such request prior to the date of such settlement.
(d)
If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Sections 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in the Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter’s Information.
(e)
The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any documented legal or other expenses reasonably incurred and documented by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7, no Underwriters shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Stock exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The

Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.
8.
Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion by notice given to the Company prior to delivery of and payment for the Firm Stock if, prior to that time, (a) any of the events described in Sections 6(k) or 6(m) have occurred, or (b) if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.
9.
Reimbursement of Underwriters’ Expenses. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, or (d) the sale of the Stock is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters for the reasonable fees and expenses of Underwriters’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, including, without limitation, travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Representatives; provided that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter; provided further that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.
10.
Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder on any Closing Date and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty‑eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non‑defaulting Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 and Sections 11 through 22, inclusive, shall not terminate and shall remain in full force and effect.

11.
Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) each Underwriter’s responsibility to the Company is solely contractual in nature, the Representatives have been retained solely to act as underwriters in connection with the sale of the Stock and no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Representatives has advised or is advising the Company on other matters;

(b) the price of the Stock set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12.
Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Stock from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.
13.
Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.
14.
Recognition of the U.S. Special Resolution Regimes
(a)
In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)
In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
1.
Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:
(c)
if to the Underwriters, shall be delivered or sent by mail, telex, facsimile transmission or email to Cowen and Company, LLC, Attention: Head of Equity Capital Markets, Fax: 646-562-1249 with a copy to the General Counsel, Fax: 646-562-1130; SVB Securities LLC, 1301 Avenue of the Americas, 12th Floor, New York, NY 10019, Attention: Stuart R. Nayman, email stuart.nayman@svbleerink.com, Fax: 646-499-7051; and Evercore Group L.L.C., 55 East 52nd Street, New York, NY 10055, Attention: ECM General Counsel; and
(d)
if to the Company shall be delivered or sent by mail or email to Nkarta, Inc., 6000 Shoreline Court, Suite 102, South San Francisco, CA 94080, Attention: Paul Hastings, email phastings@nkartatx.com, with a copy to C. Brophy Christensen, email: bchristensen@omm.com.
2.
Definition of Certain Terms. For purposes of this Agreement, (a) “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) “business day” means any day on which the Exchange is open for trading; (c) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations; (d) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (e) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (f) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; (g) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
3.
Governing Law, Agent For Service and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. Each of the parties hereto irrevocably (a) submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statement and any Preliminary Prospectus or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum.
15.
Waiver of Jury Trial. The Company and each of the Underwriters hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
4.
Underwriters’ Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements concerning the Underwriters contained in the fourth paragraph under the heading “Underwriting—Discounts and Commissions,” the section under the heading “Underwriting—Discretionary Accounts” and the first paragraph under the heading “Underwriting—Stabilization.”
5.
Authority of the Representatives. In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters.
6.
Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
7.
General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.
8.
Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If the foregoing is in accordance with your understanding please indicate your acceptance of this Agreement by signing in the space provided for that purpose below.

Very truly yours, NKARTA, INC. By: /s/ Nadir Mahmood Name: Nadir Mahmood Title: Chief Financial and Business Officer

Accepted as of the date first above written:

Cowen and Company, LLC

SVB Securities LLC

Evercore Group L.L.C.

Acting on their own behalf and as Representatives of several Underwriters listed on Schedule A to this Agreement.

By: Cowen and Company, LLC

By: /s/ Brian Hagerty
Name: Brian Hagerty
Title: Managing Director

By: SVB Securities LLC

By: /s/ Dan Dubin, M.D.
Name: Dan Dubin, M.D.

     Title: Vice Chairman, Global Co-Head of Investment Banking

 By: Evercore Group L.L.C.

By: /s/ Maren Winnick
Name: Maren Winnick
Title: Senior Managing Director

SCHEDULE A

Name	Number of Shares of Firm Stock to be Purchased	Number of Shares of Optional Stock to be Purchased
Cowen and Company, LLC	4,266,667	640,000
SVB Securities LLC	4,266,667	640,000
Evercore Group L.L.C.	3,200,000	480,000
Stifel, Nicolaus & Company, Incorporated	1,600,000	240,000
Total	13,333,334	2,000,000

SCHEDULE B

1. General Use Free Writing Prospectuses

None

2. Written Testing-the-Waters Communications

Investor Meetings Presentations dated April 22, 2022.

SCHEDULE C

Pricing Information

Firm Stock to be Sold: 13,333,334 shares

Offering Price: $15.00 per share

Underwriting Discounts and Commissions: 6.0%

Estimated Net Proceeds to the Company (after underwriting discounts and commissions, but before transaction expenses): $188,000,009

SCHEDULE D

List of Persons Subject to Lock-Up

Paul Hastings

Nadir Mahmood

Alicia Hager

Kanya Rajangam

James Trager

Ralph Brandenberger

Ali Behbahani

Tiba Aynechi

Angela Thedinga

Fouad Azzam

Michael Dybbs

Simeon George

Leone Patterson

Zachary Scheiner

Laura Shawver

Exhibit I

[Form of Lock‑Up Agreement]

[to be attached]

Exhibit II

Opinion and 10b-5 Letter of Counsel to the Company

[See attached]

Exhibit III

Opinion and 10b-5 Letter of Intellectual Property Counsel to the Company

[See attached]

Exhibit IV

Chief Financial Officer Certificate

[See attached]